UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2017

TEMPUR SEALY INTERNATIONAL,
INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Tempur Way
Lexington, KY	40511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 878-8889
Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(a))
Item 1.01. Entry into a Material Definitive Agreement.
On April 12, 2017, Tempur Sealy International, Inc. (the “Company”) and certain of its subsidiaries entered into a securitization transaction (the “Transaction”) with respect to certain indebtedness and other obligations owed to subsidiaries of the Company arising from the sale of goods or provision of services by these subsidiaries (the “Receivables”). In connection with the Transaction, the Company and Tempur Sealy Receivables, LLC (the “Borrower”) entered into a Credit and Security Agreement (the “Credit Agreement”), dated as of April 12, 2017, with Wells Fargo Bank, National Association, as lender (the “Lender”). The Borrower is a wholly owned special purpose subsidiary of Tempur-Pedic North America, LLC (“TPNA”). The Credit Agreement provides for revolving loans (the “Loans”) to be made from time to time by the Lender to the Borrower, in a maximum amount that varies over the course of the year based on seasonality subject to an overall limit of $120 million. The Loans will bear interest at a floating rate equal to a one month LIBOR index plus 80 basis points.
In connection with the Transaction, pursuant to receivables sale agreements each of TPNA and Sealy Mattress Manufacturing Company, LLC (“SMMC” and together with TPNA, the “Originators”) transferred and assigned, and will from time to time transfer and assign, on a “true sale” basis, certain Receivables directly or indirectly to the Borrower, with SMMC transferring and assigning Receivables to TPNA and TPNA transferring these and other Receivables to the Borrower. The Company has guaranteed the obligations of the Originators under these receivables sale agreements. In connection with each such transfer and assignment, the Borrower may request advances (the “Advances”) in respect of the Loans, subject to the satisfaction of the conditions precedent set forth in the Credit Agreement. The Borrower will use the proceeds of the Advances to finance the acquisition of Receivables by the Borrower and the Originators will use proceeds from the sale of Receivables to the Borrower for general corporate purposes, including the origination of additional Receivables by the Originators and payment of expenses of the Transaction. Amounts under the Credit Agreement may be borrowed, repaid and re-borrowed from time to time until the maturity date of the Credit Agreement on April 12, 2019. Prior to the maturity date, the Borrower is only required to repay principal to the extent necessary to maintain borrowing base compliance, unless an Amortization Event (as defined in the Credit Agreement) occurs. Voluntary prepayments and commitment reductions under the Credit Agreement are permitted at any time without payment of any prepayment fee upon proper notice and subject to minimum dollar amounts.
The obligations of the Borrower under the Credit Agreement will be secured by the Receivables and certain related rights, including rights under the receivables sale agreements with the Originators. The Borrower will have no material assets other than the Receivables, which will continue to be owned by the Borrower and will continue to be reflected as assets on the Company’s consolidated balance sheet. The Credit Agreement contains customary events of default (referred to in the Credit Agreement as “Facility Termination Events”, and which are in some cases subject to certain exceptions, thresholds, notice requirements and grace periods), including, but not limited to, non-payment of principal or interest or other amounts, misrepresentations, failure to perform or observe covenants, cross-defaults with certain other indebtedness or material agreements, certain change in control events, voluntary or involuntary bankruptcy proceedings, certain judgments or decrees, failure of the Credit Agreement or other loan documents to be in full force and effect, certain ERISA events and certain judgments. The Credit Agreement also contains certain representations, warranties and conditions, in each case as set forth in the Credit Agreement.
Copies of the Credit Agreement and the two receivables sale agreements with the Originators are included as Exhibits 10.1-10.3 to this Current Report on Form 8-K. The foregoing descriptions of the Credit Agreement and receivables sale agreements do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.1-10.3 to this Current Report on Form 8-K.
The Lender and its affiliates have various relationships with the Company involving the provision of financial services from time to time, including other credit facilities with the Company and its affiliates, investment banking, cash management, equipment leasing and other services.

Item 2.03. Creation of a Direct Financial Obligation of a Registrant.
The information set forth in Item 1.01 (including Exhibits 10.1-10.3) of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 7.01. Regulation FD Disclosure.
The information provided in Item 1.01 (including Exhibits 10.1-10.3) of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.
Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description
10.1
Credit and Security Agreement, dated as of April 12, 2017 among Tempur Sealy Receivables, LLC, as borrower, Tempur Sealy International, Inc., as master servicer, and Wells Fargo Bank, National Association, as lender.

10.2
Receivables Sale and Contribution Agreement, dated as of April 12, 2017, between Tempur-Pedic North America, LLC, as seller and contributor, and Tempur Sealy Receivables LLC, as purchaser and contributee.

10.3	Receivables Sale Agreement, dated as of April 12, 2017, between Sealy Mattress Manufacturing Company, LLC, as seller , and Tempur-Pedic North America, LLC, as purchaser .

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPUR SEALY INTERNATIONAL, INC. (Registrant)

Date: April 18, 2017	By: /s/ Barry A. Hytinen
Name: Barry A. Hytinen
Title: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Credit and Security Agreement, dated as of April 12, 2017 among Tempur Sealy Receivables, LLC, as borrower, Tempur Sealy International, Inc., as master servicer, and Wells Fargo Bank, National Association, as lender.

10.2
Receivables Sale and Contribution Agreement, dated as of April 12, 2017, between Tempur-Pedic North America, LLC, as seller and contributor, and Tempur Sealy Receivables LLC, as purchaser and contributee.

10.3	Receivables Sale Agreement, dated as of April 12, 2017, between Sealy Mattress Manufacturing Company, LLC, as seller, and Tempur-Pedic North America, LLC, as purchaser.